EXHIBIT 23.2

Consent of Covington & Burling

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus incorporated by reference into the Registration Statement on Form S-3 filed by JLG Industries, Inc. with the Securities and Exchange Commission on March 11, 2005. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

/s/ Covington & Burling

Washington, DC
March 11, 2005